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                                                                   EXHIBIT 23.2




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the use of our report dated May 12, 1995, with respect to the combined balance sheet of the Fuel Tank Division of Dyno Industrier A.S as of December 31, 1994 and the related combined statements of income, stockholders' and divisional equity, and cash flows for the year then ended, included in or made a part of this registration statement.




                                               ARTHUR ANDERSEN & Co. G.m.b.H.

Stuttgart, Germany,

November 2, 1995